                                                                    EXHIBIT 23.3



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 10, 2001 incorporated by reference in Computer Motion Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
April 10, 2001